Exhibit (b)(1)

BYLAWS

OF

Master Portfolio Trust

As Amended and Restated April 14, 2020

ARTICLE 1

Declaration of Trust and Principal Office

1.1 Declaration of Trust. These Bylaws are adopted pursuant to Section 6.8 of the Declaration of Trust, as from time to time in effect (the “Declaration”), of the Maryland statutory trust established by the Certificate of Trust filed with the State Department of Assessments and Taxation of Maryland on the 4th day of October, 2006 (the “Trust”) and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these Bylaws and the terms of the Declaration, the terms of the Declaration shall control.

1.2 Principal Office of the Trust. The principal office of the Trust in Maryland shall be located in Baltimore, Maryland, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or outside the State of Maryland as the Trustees may from time to time determine.

ARTICLE 2

Trustees

2.1 Chair. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the Chair’s designee) shall preside at all meetings of the Trustees. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chair, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.4 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.5 Quorum and Manner of Acting. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees.

2.6 Actions by Consent. If in accordance with the provisions of the Declaration any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. Any written consents may be executed and delivered by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

2.7. Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 3

Committees

3.1 Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

3.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.3 Compensation of Members. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

ARTICLE 4

Officers

4.1 Enumeration; Qualification. The Trust shall have such officers as the Trustees from time to time may in their discretion elect or authorize in accordance with Section 4.2 below. Any officer of the Trust may but need not be a Trustee. Any two or more offices, except those of President and Vice-President, may be held by the same person.

4.2 Election. At such time or times as they may determine, the Trustees may elect a President, a Treasurer, a Secretary and/or such other officers as they may determine; provided that the Trust shall not be required to have any particular officers at any time. Vacancies in any office may be filled at any time by the Trustees. Subject to the power of the Trustees to remove and replace any officer, (i) the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable and on such terms as they may determine, (ii) the President may appoint any person on an interim basis to fill a vacancy in any office other than that of the President, and (iii) the Secretary may appoint on an interim basis any person who is then an officer of the Trust (including himself or herself) to fill a vacancy in the office of the President, in each case subject to the power of the Trustees to remove and replace any officer; provided, however, that the appointing officer shall in each case provide prompt notice to each Trustee (using electronic means to expedite delivery where available). Each officer shall hold office at the pleasure of the Trustees, except that any officer appointed on an interim basis pursuant to clause (ii) or (iii) above shall hold office only until the next meeting of the Trustees.

4.3 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Maryland business corporation and such other duties and powers as the Trustees may from time to time designate.

4.4 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

4.5 Treasurer. Unless the Trustees provide otherwise, the Treasurer shall serve as the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

4.6 Secretary. The Secretary shall record all proceedings of the Holders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the Holders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

4.7 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at a later time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 5

Holders

5.1 Meetings. There shall be no annual meetings of Holders except as required by law. A meeting of the Holders of the Trust or of any Series shall be called by the Secretary whenever ordered by (i) a majority of Trustees then in office, (ii) the Chair or (iii) the President. Meetings of the Holders of the Trust or of any Series shall also be called by the Secretary upon the order of the Trustees upon the written request of the Holders holding Interests representing in the aggregate not less than a majority of the voting power of the Outstanding Interests entitled to vote on the matters specified in such written request provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Holders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing and/or delivering the notice thereof, which the Secretary shall determine and specify to such Holders. If the Secretary fails for more than 30 days to call a special meeting, the Trustees, the Chair or the President requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Holders of any Series, but not a meeting of all Holders of the Trust, then only a special meeting of Holders of such Series need be called and, in such case, only Holders of such Series shall be entitled to notice of and to vote at such meeting. The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Holders, which place may be within or outside the State of Maryland. Any meeting so called may be postponed prior to the meeting with notice to the Holders entitled to vote at that meeting.

5.2 Record Dates. For the purpose of determining the Holders of the Trust or any Series of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Holders (without regard to any adjournment or postponement thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Holders of the Trust or such Series having the right to notice of such meeting and to vote at such meeting and any adjournment or postponement thereof or the right to receive such dividend or distribution, as the case may be, and in such case only Holders on such record date shall have such right notwithstanding any transfer of Interests on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

5.3 Notice of Meetings. Notice of all meetings of Holders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.9 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Holder of record of the applicable Series on the date set in accordance with Section 5.2 hereof. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was mailed or sent. Where separate meetings are held for Holders of the individual Series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

5.4 Quorum. The holders of Outstanding Interests entitled to vote and present in person or by proxy representing thirty percent (30%) of the voting power of the Trust shall constitute a quorum at any meeting of the Holders, except that where pursuant to any provision of law, the Declaration or these Bylaws a vote shall be taken by individual Series then Outstanding Interests entitled to vote and present in person or by proxy representing thirty percent (30%) of the voting power of that Series shall be necessary to constitute a quorum for the transaction of business by that Series. For the purposes of establishing whether a quorum is present, all Interests present and entitled to vote, including abstentions and broker non-votes, shall be counted.

5.5 Adjournments. Any meeting of Holders may, by action of the chairman of the meeting and without any action by the Holders, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, whether or not a quorum is present with respect to such matter. If the chairman of the meeting determines to submit a proposal to adjourn to the Holders, unless a proxy is otherwise limited in this regard, any Interests present and entitled to vote on the matter at issue at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

5.6 Proxies. At any meeting of Holders, any holder of Interests entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Holder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Holder; and the placing of a Holder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Holder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Interest is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Interest, such Interest may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Holder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

5.7 Organization and Conduct of Meetings. Except as may be otherwise determined by the Trustees, every meeting of Holders shall be conducted by the Chair, or, in the case of a vacancy in the office or absence of the Chair, by the following officers present at the meeting in the following order: the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer (the person conducting the meeting being referred to herein as the “chairman of the meeting”). The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the Holders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Trustees or the chairman of the meeting, shall record the minutes of the meeting.

The order of business and all other matters of procedure at any meeting of Holders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations, procedures and guidelines and take such action as, in the discretion of such chairman and without any action by the Holders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Holders of record of the Trust, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Holders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Holder or any other individual who refuses to comply with meeting rules, regulations, procedures or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. If a quorum is present when a duly called and held meeting is convened, at the determination of the chairman of the meeting, the Holders present may continue to transact business until adjournment, even though the withdrawal of a number of Holders originally present leaves less than the proportion or number otherwise required for a quorum. Unless otherwise determined by the chairman of the meeting, meetings of Holders shall not be required to be held in accordance with the rules of parliamentary procedure.

For any matter to be properly before any meeting of Holders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting. With the exception of Holder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Holders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Holders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

5.8 Inspectors of Election. In advance of any meeting of Holders the Trustees, or at any such meeting the Trustees or the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the chairman of the meeting, and subject to any determination by the Trustees or by the chairman of the meeting, the Inspectors of Election shall determine the number of Interests outstanding, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

5.9 Communications with Holders. Any notices, reports, statements or other communications with Holders of any kind required under the Declaration, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Holders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Holders who reside at the same address. No communication need be given to any Holder who shall have failed to inform the Trust of the Holder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Holders that are returned to the Trust or its agents as undeliverable and similar matters. Any Holder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Holders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Holder’s counsel under Section 9.8 of the Declaration, provided however that communications provided to either a Holder or Holder’s counsel under Section 9.8 may not be made by means of posting on a website or by publication.

5.10 Virtual Meetings. Notwithstanding anything to the contrary in these Bylaws, the Trustees or a committee of the Trustees authorized for such purpose may determine at any time, including, without limitation, after the calling of any meeting of Holders, that any meeting of Holders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to Holders that participation by Holders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time by press release or any other means of public communication or as otherwise required by applicable law. Holders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting. Subject to any guidelines and procedures that the Trustees may adopt, any meeting at which Holders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:

(i) The Trust shall implement, at the direction of the President or the President’s designee, reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Holder or proxy holder;

(ii) The Trust shall implement, at the direction of the President or the President’s designee, reasonable measures to provide the Holders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Holders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(iii) In the event any Holder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

ARTICLE 6

Interests and Certificates of Interest

6.1 Certificates of Interest. Unless the issuance of certificates is authorized by the Trustees, Interests shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Interests shall be treated for all purposes as Holders under the Declaration.

The Trustees may at any time authorize the issuance of Interest certificates for Interests of any Series in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of Interests owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Interests or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

6.2 Transfers of Interests. Transfers of Interests of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Interests, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Interests and upon surrender of any certificate or certificates representing such Interests, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name Interests stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Interests as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

6.3 Loss of Certificates. The Transfer Agent for any Series, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Interests which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

6.4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, certification, transfer and registration of Interests.

ARTICLE 7

Miscellaneous

7.1 Books and Records. The books and records of the Trust and any Series thereof, including the Interest ledger or ledgers, may be kept in or outside the State of Maryland at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

7.2 Access to Book and Records. The Holders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series thereof as may be granted from time to time by the Trustees in their sole discretion.

7.3 Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

7.4 Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these Bylaws.

7.5 Severability. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

7.6 Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

ARTICLE 8

Amendments to the Bylaws

8.1 General. These Bylaws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.